                                                                    EXHIBIT 11.1

                           SOFTKEY INTERNATIONAL INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                Three Months Ended                     Nine Months Ended
                                                                   September 30,                         September 30,
                                                                   -------------                         -------------
                                                              1995               1994              1995               1994
                                                              ----               ----              ----               ----

Fully Diluted

Net Income                                                $    10,043        $     4,041        $    22,838        $    14,287
Add:
Interest on convertible debentures and notes                       --                233                 --                625
Amortization of convertible debenture issue costs                  --                 35                 --                105
                                                          -----------        -----------        -----------        -----------
Adjusted net income                                       $    10,043        $     4,309        $    22,838             15,017
                                                          ===========        ===========        ===========        ===========

Weighted Average Common and Exchangeable
     Shares outstanding                                    26,534,000         19,748,000         25,918,000         19,748,000

Incremental shares calculated by the Treasury
     Stock method applied to options, convertible
     debentures and warrants issued, using the
     greater of the closing and average fair value          1,732,000          1,102,000          1,529,000            607,000
                                                          -----------        -----------        -----------        -----------

Common and common share equivalents
     outstanding for purposes of calculating fully
     diluted earnings per share                            28,266,000         20,850,000         27,447,000         20,355,000
                                                          ===========        ===========        ===========        ===========

Fully diluted earnings per share                          $      0.36        $      0.21        $      0.83        $      0.74
                                                          ===========        ===========        ===========        ===========


                                       20